EXHIBIT 16.1

February 14, 2007

Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C. 20549

Re:	ICrystal, Inc.
Commission File Number 000-29417

We have read the statements that we understand ICrystal, Inc. will include under Item 4.01 of the Form 8-K report it will file regarding the recent change of auditors. We agree with such statements made regarding our firm. We have no basis to agree or disagree with other statements made under Item 4.01.

Very truly yours,

/s/ MARK BAILEY & COMPANY, LTD.
Mark Bailey & Company, Ltd.